UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2010 (June 4, 2010)

Bohai Pharmaceuticals Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0588402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd. No. 9 Daxin Road, Zhifu District Yantai, Shandong Province, China 264000
(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 8, 2010, the board of directors (consisting of Hongwei Qu, the sole director) of Bohai Pharmaceuticals Group, Inc. (the “Company”), by written consent to action, appointed the following persons to the officer positions with the Company set forth below:

Name	Age	Position
Hongwei Qu	35	President, Chief Executive Officer and Chairman of the Board
Gene Hsiao	47	Chief Financial Officer
Ning Tang	50	Vice President – Operations
Hongbin Shan	41	Vice President – Sales and Marketing
Chunhong Jiang	45	Secretary and Treasurer

The Company has determined that Messrs. Qu and Hsiao shall be the “named executive officers” of the Company.

The biographical information of our officers is set forth below.  References below to “Bohai” are to Yantai Bohai Pharmaceuticals Group Co. Ltd., the Company’s operating subsidiary in China.

Hongwei Qu became the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer and Secretary as of January 5, 2010, and, became the sole director and Chairman of the Company’s board of directors effective as of January 16, 2010 upon filing of Schedule 14(f) with the SEC on January 6, 2010 in compliance with Section 14(f) of the Exchange Act. Mr. Qu relinquished the positions of Interim Chief Financial Officer, Secretary and Treasurer in June 2010.  From 2001 to May 2007, Mr. Qu was the founder and principal officer of Yantai Hangwei Medical Trading Co., a Chinese company engaged in the wholesale of drugs and medical products and retail of medical devices. In May 2007, Mr. Qu took principal responsibilities for the acquisition of Bohai.  From May 2007 until present, Mr. Qu has served as the General Manger and Executive Director of Bohai.  Mr. Qu has significant experience in the medical and pharmaceutical sectors in China.  Mr. Qu graduated from Shandong Economic University with a bachelor degree.

Gene Hsiao was appointed as the Company’s Chief Financial Officer in June 2010.  Mr. Hsiao has over 15 years of experience in corporate finance and management.  Prior to his appointment with the Company, Mr. Hsiao served as Chief Financial Officer for China Advanced Construction Materials Group Inc. (Nasdaq:CADC) from 2008 to 2010, where he was responsible for all U.S. affairs as well as corporate finance functions in China.  From 2000 to 2008, he served as Controller of Milligan and Company, LLC, where he managed the overall accounting and financial reporting functions as well as the company’s internal control processes.  From 1997 to 1999, he served as Finance Manager for J&J Snack Foods Corporation (Nasdaq:JJSF), where he was responsible for financial reporting and SEC schedule preparation.  From 1995 to 1997, he served as Accounting Supervisor of RCN Corporation (Nasdaq:RCNI) and as the Senior Operation Analyst at ARAMARK Corporation from 1992 to 1995.  Mr. received his B.S. degree from Drexel University in Philadelphia.

Ning Tang was appointed as Bohai’s Vice President — Operations in November 2007 and the Company’s Vice President – Operations in June 2010.  Mr. Tang has over 25 years of experience in management of pharmaceuticals companies in China.  Prior to his appointment with Bohai, Mr. Tang served as General Manager for Yantai Xiangyu Environmental Protection Equipment Co., Ltd. from 2004 to 2007, where he was responsible for all affairs of corporate operations in China.  He served as Vice President of Yantai Rongchang Pharmaceuticals Co., Ltd. from 1998 to 2004, where he managed the departments of operation, administration, manufacturing and product quality.  From 1986 to 1998, he served as Deputy Director for Yantai TCM Pharmaceuticals Corporation, where he was responsible for production, product quality, purchase, research and development and sales.  He received his B.S. degree in international trade and business from Shandong Economic University.

Hongbin Shan was appointed as Bohai’s General Manager of Sales in May 2010 and as the Company’s Vice President – Sales and Marketing as of June 2010.  Mr. Shan has over 10 years of experience in sales, marketing and management.  Prior to his appointment with us, from 1994 to 2010, Mr. Shan served as General Manager for the Qingdao Branch, Shandong Province of Shandong Green Leaf Pharmaceutical Co., Ltd. and manager of the Su-Min Region (including Jiangsu, Fujian, Hubei, Jiangxi and Anhui provinces) where he was responsible for all affairs of marketing and sales.  He also served in the capacity of Assistant Director of the Oncology Division, responsible for the national market of Shandong Green Leaf’s tumor line.  He received his B.S. degree from Yantai University and educational certificate from the senior MBA program of Tsinghua University.

Chunhong Jiang was appointed as Bohai’s General Manager of Finance, Secretary and Treasurer in May 2007 and as the Company’s Secretary and Treasurer in June 2010.  Ms. Jiang has over 20 years of experience in corporate finance, accounting and management.  Prior to her appointment with Bohai, Ms. Jiang served as Financial Manager for Yantai Furao Trading Group from 2004 to 2007.  She served as Financial Manager and department director for Yantai Garment Company, a subsidiary of China Garment Group from 1994 to 2003, where she was responsible for overall accounting and financial reporting functions. She served as statistician, accountant and financial chief for Yantai Hardware Factory from 1987 to 1993, where she managed the overall statistics, accounting and financial reporting functions.  She graduated from Shandong Economic University.

Employment Agreement with Gene Hsiao

On June 4, 2010, Gene Hsiao and the Company entered into an employment agreement which is filed as Exhibit 10.1 to the Current Report (the “Hsiao Agreement”).

The Hsiao Agreement provides for with an initial term of three (3) years and an annual base compensation of $120,000.  Pursuant to the Hsiao Agreement, Mr. Hsiao:

(i)           will be employed as the Chief Financial Officer of the Company,

(ii)          will be eligible for an annual bonus, if any, as may be determined by the Company and for customary benefits generally available to all of the Company’s officers,

(iii)         may earn up to 120,000 shares of the Company’s common stock, which shall vest on a yearly basis at a rate of 40,000 shares each year provided that he is employed by the Company,

(iv)        will be entitled to two weeks of vacation; and

(v)         will be entitled to received three months of severance if he is terminated by the Company without “cause” (as defined in the Hsiao Agreement).

The Hsiao Agreement also contains a 12 month post-termination non-competition covenant and standard confidentiality provisions.

The foregoing summary of the Hsiao Agreement is qualified in its entirety by reference to the Hsiao Agreement filed as an exhibit to this Current Report.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2010, the Company’s board of directors voted to amend and restate the Company’s bylaws, which are attached hereto as Exhibit 3.2 (the “New Bylaws”). The following summary of the New Bylaws is qualified in its entirety by reference to the New Bylaws filed as an exhibit to this Current Report.

Among other changes, the New Bylaws establishes a classified board of directors which divides the Company’s board of directors into three classes.  As new directors are added to the Company’s board of directors, they will be designated to particular classes, with each class serving for three year terms.  The New Bylaws also: (i) establish procedures for the Company’s stockholders to call special meetings of the stockholders and nominate directors; (ii) establish procedures for contested director elections; (iii) provide that directors may only be removed with the vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders; and (iv) provide that the New Bylaws can only be amended by the stockholder of the Company with the vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders.

Item 8.01.  Other Events

On June 10, 2010, the Company issued a press release announcing the appointment of the officers as described in this Current Report.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated Bylaws of the Company, dated June 10, 2010.

10.1	Employment Agreement, dated June 4, 2010, by and between the Company and Gene Hsiao.

99.1	Press Release, dated June 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2010	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hongwei Qu
		Name:	Hongwei Qu
		Title:	President and Chief Executive Officer